Exhibit 99.1

November 2, 2023

We are pleased to inform you of Union Bankshares, Inc’s financial results for the third quarter of 2023. Consolidated net income for the three months ended September 30, 2023, was $2.5 million, or $0.56 per share, compared to $3.8 million, or $0.84 cents per share, for the same period in 2022, and $8.2 million, or $1.82 per share, for the nine months ended September 30, 2023, compared to $9.2 million, or $2.04 per share for the same period in 2022.
Total assets were $1.4 billion as of September 30, 2023, compared to $1.3 billion as of September 30, 2022, an increase of $95.3 million, or 7.3%. Asset growth was primarily driven by loans. Total loans outstanding as of September 30, 2023, were $1.0 billion, which included $6.5 million in loans held for sale, compared to $942.5 million as of September 30, 2022, with $3.1 million in loans held for sale.
Total deposits were $1.22 billion as of September 30, 2023, and include $153.0 million of purchased brokered deposits compared to deposits of $1.20 billion as of September 30, 2022, with $32.0 million of purchased deposits. Also, advances from the Federal Home Loan Bank totaling $90.7 million were outstanding as of September 30, 2023, compared to $25.0 million outstanding as of September 30, 2022.
Third quarter and year-to-date results were impacted by a challenging interest rate environment where sharp increases in short-term rates of over 5% have driven funding costs higher. The Company has had to respond to customer expectations of higher rates on deposit accounts while being burdened by increased costs of wholesale funding required due to the industry-wide outflow of deposits as customers have spent or re-allocated excess liquidity they had been holding in the bank. The Company continues to focus on gathering deposits, optimization of the net interest margin, and maintaining strong asset quality. The Company’s financial position remains strong, supported by a diverse deposit base, a strong liquidity position, excellent asset quality, and regulatory capital in excess of all required levels.
As was previously reported, the bank’s Jeffersonville and Johnson branch offices suffered flood damage during extreme weather in July of this year. The Jeffersonville branch has been completely restored and is operational while we are choosing to take this opportunity to upgrade the Johnson facility to improve customer access, as well as operational and energy efficiency. While customers and our community have lingering impacts from the extensive flooding, the Company has not suffered material financial impacts. Some Vermont communities, notably our capital city Montpelier, will require years to fully recover.
The bank opened a commercial loan production office in North Conway, New Hampshire in 2019. Since that time, we have originated approximately $115 million in commercial loans in the White Mountain Valley region. This success has encouraged management to develop a full-service banking office to support the loan origination side of the business with deposit services. We will be opening a new full-service bank branch located on the North-South Road in North Conway towards the end of October 2023. Management and the Board are excited by the possibilities the new office brings. We view the North Conway branch and other recent branch expansions as investments in the future of your company
The Board of Directors declared a cash dividend of $0.36 per share for the quarter payable November 2, 2023, to shareholders of record as of October 28, 2023.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, three loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	Sept 30, 2023	Sept 30, 2022	Sept 30, 2023		Sept 30, 2022	Sept 30, 2023	Sept 30, 2022	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(9 months ended)
								Dawn D. Bugbee	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,187	$4,061	Interest Income	$14,847	$11,463	$41,694	$31,593
								Mary K. Parent	Kristy Adams Alfieri - Assistant Secretary
			Interest Expense	5,699	1,023	12,953	2,519	Nancy C. Putnam
Federal Funds Sold & Overnight Deposits	17,143	28,080						Gregory D. Sargent
			Net Interest Income	9,148	10,440	28,741	29,074	David S. Silverman
Interest Bearing Deposits in Banks	14,436	14,441						Janet P. Spitler
			Credit Loss Benefit	(139)	—	(161)	—
Investment Securities	250,337	241,255	Net Interest Income After Credit Loss Benefit	9,287	10,440	28,902	29,074	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	6,452	3,143
			Wealth Management Income	244	203	695	629	DIRECTORS
Loans, net	1,023,283	939,352	Noninterest Income	2,223	2,337	6,540	6,420	Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Allowance for Credit Losses	(6,895)	(8,340)	Noninterest Expenses:					Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,720	3,575	10,895	10,505	Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,365	20,718						Mary K. Parent	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,217	1,154	4,065	3,754	Nancy C. Putnam	John M. Goodrich - Northern NH
Accrued Interest & Other Assets	66,320	57,580						Gregory D. Sargent	Christopher M. Knapp - Northern NH
								David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,395,628	$1,300,290	Occupancy Expense, net	459	448	1,519	1,437	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
									Daniel J. Luneau - St. Albans
			Equipment Expense	935	948	2,714	2,798		Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
									David S. Silverman - All
LIABILITIES & SHAREHOLDERS' EQUITY	Sept 30, 2023	Sept 30, 2022	Other Expenses	2,595	2,314	7,546	6,643
								Union Bank Offices (ATMs at all Branch Locations)
			Total	8,926	8,439	26,739	25,137
Noninterest Bearing Deposits	$229,101	$337,513
			Income Before Taxes	2,828	4,541	9,398	10,986	VERMONT
Interest Bearing Deposits	707,872	722,208
								Berlin	1028 US Route 302	802.476.0061
Time Deposits	285,315	136,691	Income Tax Expense	296	783	1,190	1,815	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	90,696	25,000	Net income	$2,532	$3,758	$8,208	$9,171	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,230	16,196	Earnings Per Share	$0.56	$0.84	$1.82	$2.04	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	17,168	12,954	Book Value Per Share			$10.92	$11.06	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,969	9,941						Shelburne	5068 Shelburne Road	802.985.0250
								St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	2,607	2,150						St. Johnsbury	Operations and Loan Center
Retained Earnings									364 Railroad Street	802.748.3131
	88,045	82,801							Branch
Accumulated Other Comprehensive Loss	(47,063)	(40,938)							325 Portland Street	802.748.3121
								Stowe	47 Park Street	802.253.6600
								Williston	Branch
Treasury Stock at Cost	(4,312)	(4,226)							31 Market St	802.878.7900
									Loan Center
Total Liabilities & Shareholders' Equity	$1,395,628	$1,300,290							31 Market St	802.865.1000
Standby letters of credit were $1,532,000 and $1,729,000 at September 30, 2023 and 2022, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	120 North-South Road	603.356.4010